As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marlin Business Services Corp.

(Exact name of Registrant as specified in its charter)

Pennsylvania	38-3686388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Fellowship Road Mount Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

Marlin Business Services Corp. 2019 Equity Compensation Plan

(Full title of the plan)

Edward R. Dietz

Marlin Business Services Corp.

SVP, General Counsel and Chief Compliance Officer

300 Fellowship Road

Mount Laurel, New Jersey 08054

(Name and address of agent for service)

(888) 479-9111

(Telephone number, including area code, of agent for service)

With a copy to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

(215) 963-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	1,092,522 shares(3)	$22.87	$24,985,978	$3,028.30

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, other capital adjustments or similar transactions.

(2)

Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on July 26, 2019.

(3)

This registration statement registers the issuance of 1,092,522 shares Common Stock, par value $0.01 per share, consisting of: 826,036 shares available for issuance under the Marlin Business Services Corp. 2019 Equity Compensation Plan; plus up to an additional 266,486 shares that would become available under such plan if grants of restricted stock and restricted stock units made between December 31, 2018 and May 30, 2019 under the Marlin Business Services Corp. 2014 Equity Compensation Plan are forfeited.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to participants in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Marlin Business Services Corp. (the “Registrant” or the “Company”) with the Commission are incorporated by reference into this registration statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 8, 2019;

(2) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 3, 2019, and for the quarterly period ended June  30, 2019, filed with the Commission on August 2, 2019;

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on June 4, 2019 and August 1, 2019 (excluding Items 2.02 and 7.01); and

(4) The description of the Registrant’s shares of common stock, par value $0.01 per share (“Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 30, 2003, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed with the Commission for purposes of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Experts: The consolidated financial statements of the Registrant and subsidiaries as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, incorporated by reference in this registration statement, and the effectiveness of the Registrant and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law provides the power to indemnify any officer or director acting in his capacity as the Registrant’s representative who was or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in the Registrant’s right. Generally, the only limitation on the Registrant’s ability to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

The Registrant’s bylaws provide a right to indemnification to the fullest extent permitted by law for damages, judgments, amounts paid in settlement, fines, penalties, punitive damages, excise tax assessed with respect to any employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements) actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the Registrant’s right by reason of the fact that such director or officer is or was serving as the Registrant’s director, officer or employee or, at Registrant’s request, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is (i) finally determined by a court to have constituted willful misconduct or recklessness; or (ii) based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which such indemnified party is not legally entitled. The Registrant’s bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Registrant’s bylaws authorize the Registrant to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

The Registrant’s amended and restated articles of incorporation provide that none of its directors shall be personally liable to the Registrant or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken or any failure to take any action, except for liability for (i) any breach or failure to perform the such person’s duties under the amended and restated articles of incorporation; (ii) any breach or failure to perform such person’s duties under the bylaws; (iii) any act or failure to act that violates applicable law; and (iv) any breach or failure to perform that constitutes self-dealing, willful misconduct or recklessness.

The Registrant maintains directors and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Registrant (Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 5, 2008, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of Registrant (Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2016, and incorporated by reference herein).

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 filed herewith).

24.1*	Power of Attorney (included on signature pages hereto).

99.1	Marlin Business Services Corp. 2019 Equity Compensation Plan (Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2019, and incorporated by reference herein).

*	Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Mt. Laurel, State of New Jersey on August 2, 2019.

MARLIN BUSINESS SERVICES CORP.

By:	/s/ Jeffrey Hilzinger
Jeffrey Hilzinger
Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of Marlin Business Services Corp., a Pennsylvania corporation, do hereby constitute and appoint Jeffrey Hilzinger, Chief Executive Officer, and Michael R. Bogansky, Chief Financial Officer & Senior Vice President, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeffrey Hilzinger Jeffrey Hilzinger	Chief Executive Officer (Principal Executive Officer)	August 2, 2019

/s/ Michael R. Bogansky Michael R. Bogansky	Chief Financial Officer & Senior Vice President (Principal Financial Officer)	August 2, 2019

/s/ Lawrence J. DeAngelo Lawrence J. DeAngelo	Chairman of the Board of Directors	August 2, 2019

/s/ John J. Calamari John J. Calamari	Director	August 2, 2019

/s/ Scott Heimes Scott Heimes	Director	August 2, 2019

/s/ Matthew J. Sullivan Matthew J. Sullivan	Director	August 2, 2019

/s/ J. Christopher Teets J. Christopher Teets	Director	August 2, 2019

/s/ James W. Wert James W. Wert	Director	August 2, 2019